Exhibit 12

          Statement of computation of ratios.
     169

Statements re: Computation of Ratios
Item 1(l) Business - Statistical Disclosure VI. Return on Equity and Assets
Brenton Banks, Inc.
(Dollars in thousands)
December 31,                                1997         1996         1995


Return on average total assets:
      Net income (before deduction
        of minority interest)        $    18,753       14,618       11,058
      * divided by *
      Average assets                 $ 1,649,469    1,582,894    1,561,226

      Ratio                                 1.14%        0.92%        0.71%

   Return on average common
      stockholders' equity:
      Net income                     $    18,010       14,015       10,407
      * divided by *
      Average common stockholders'
         equity                      $   124,491      119,170      115,183

      Ratio                                14.47%       11.76%        9.04%

   Common dividend payout ratio:
      Cash dividends per share       $     0.273        0.207        0.186
      * divided by *
      Net income per share - diluted $      1.01         0.76         0.55

      Ratio                                27.03%       27.24%       33.82%

   Average equity to average
     assets:
      Average equity                 $   124,491      119,170      115,183
      * divided by *
      Average assets                 $ 1,649,469    1,582,894    1,561,226

      Ratio                                 7.55%        7.53%        7.38%

   Equity to assets ratio:
      Common stockholders' equity
        excluding unrealized gains
        (losses) on assets available
        for sale                     $   126,159      120,877      118,175
      * divided by *
      Total assets excluding
        unrealized gains (losses)
        on assets available for sale $ 1,715,264    1,631,018    1,581,421

      Ratio                                 7.36%        7.41%        7.47%

     170

December 31,                                1997         1996         1995

Tier 1 leverage capital ratio:
      Common stockholders' equity
        excluding unrealized gains
        (losses) on assets available
        for sale                     $   126,159      120,877      118,175
      Minority interest                    4,859        4,615        4,434
      Less: intangibles                   (2,087)      (2,704)      (5,282)
      Less: minimum MSR's to be
        deducted                             ---         (115)         ---
      Tier 1 capital                 $   128,931      122,673      117,327
      * divided by *
      Quarterly average total
        assets excluding
        unrealized gains (losses)
        on assets available for sale   1,692,176    1,613,223    1,582,779
      Less: intangibles                   (2,087)      (2,704)      (5,282)
      Less: minimum MRS's to be
        deducted                             ---         (115)         ---
      Tier 1 assets                  $ 1,690,089    1,610,404    1,577,497

      Ratio                                 7.63%        7.62%        7.45%

   Primary capital to assets:
      Common stockholders' equity
         excluding unrealized gains
         (losses) on assets
         available for sale          $   126,159      120,877     118,175
      Minority interest                    4,859        4,615       4,434
      Allowance for loan losses           12,732       11,328      11,070
      Primary capital                $   143,750      136,820     133,679
      * divided by *
      Total assets excluding
         unrealized gains (losses)
         on assets available for
         sale                        $ 1,715,264    1,631,018   1,581,421
      Allowance for loan losses           12,732       11,328      11,070
      Allowable assets               $ 1,727,996    1,642,346   1,592,491

      Ratio                                 8.32%        8.33%       8.40%


Net Noninterest Margin:
      Noninterest income             $    27,506       23,327      17,847
      Less: Securities gains
       (losses)                              494          321          (3)
      Less: Noninterest expense           57,699       56,091      55,051
      Net noninterest income         $   (30,687)     (33,085)    (37,201)
      * divided by *
      Year-to-date average assets    $ 1,649,469    1,582,894   1,561,226

      Ratio                                -1.86%       -2.09%      -2.38%

     171

December 31,                                1997         1996         1995

Efficiency Ratio:
      Noninterest expense            $    57,699       56,091      55,051
      * divided by *
      Noninterest income                  27,506       23,327      17,847
      Less: Securities gains (losses)        494          321          (3)
      Less: Loan gains (losses)               78           84        (232)
      T.E. net interest income            63,701       59,238      56,610
      Subtotal                            90,635       82,160      74,692

      Ratio                                63.66%       68.27%      73.70%

     172